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                                                                       EXHIBIT 5
                       BERLINER ZISSER WALTER & GALLEGOS
                           A PROFESSIONAL CORPORATION

                                ATTORNEYS AT LAW

                               ONE NORWEST CENTER

                                   SUITE 4700

                              1700 LINCOLN STREET

                          DENVER, COLORADO 80203-4547

                                 (303) 830-1700

                               FAX (303) 830-0863

                                 August 5, 1996





Q.E.P. Co., Inc.
990 South Rogers Circle
Boca Raton, Florida  33487

Re:      Registration Statement on Form S-1
         (S.E.C. File No. 333-7477) Covering
         Public Offering of 1,380,000 Shares
         of Common Stock of Q.E.P. Co., Inc.
         -----------------------------------

Gentlemen:

         We have acted as counsel to Q.E.P Co., Inc., a Delaware corporation (the "Company"), in connection with the proposed offering (i) by the Company to the public of 1,180,000 shares of Common Stock, including 180,000 shares subject to the over- allotment option (the "Common Stock"), and (ii) by certain selling shareholders (the "Selling Shareholders") of 200,000 shares of Common Stock (the "Shareholder Shares"), all in accordance with the registration provisions of the Securities Act of 1933, as amended.

         In such capacity, we have examined, among other documents, the Registration Statement on Form S-1 (File No. 333-7477) filed by the Company with the Securities and Exchange Commission (the "Commission") on July 2, 1996, as amended by Amendment No. 1 which the Company is to file with the Commission today or shortly hereafter (as the same may be further amended from time to time, the "Registration Statement"), covering the public offering of the above-described securities.

         Based on the foregoing and on such further examination as we have deemed relevant and necessary, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

         2. The shares of Common Stock have been legally and validly authorized under the Articles of Incorporation of the Company, and on receipt of the consideration required by, and when issued in accordance with the description set forth in, the Registration Statement, the shares
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BERLINER ZISSER WALTER & GALLEGOS
   A PROFESSIONAL CORPORATION

        ATTORNEYS AT LAW


Q.E.P. Co., Inc.
August 5, 1996
Page 2




of Common Stock will constitute duly and validly issued, outstanding, and fully paid and nonassessable securities of the Company.

         3. The Shareholder Shares are duly and validly issued, outstanding, and fully paid and nonassessable securities of the Company.

         We hereby consent to the use of our name and to the references to our firm beneath the caption "LEGAL MATTERS" in the Prospectus forming a part of the Registration Statement, and to the filing of a copy of this opinion as Exhibit No. 5 thereto.

                                     Very truly yours,

                                     /s/ BERLINER ZISSER WALTER & GALLEGOS, P.C.

                                     BERLINER ZISSER WALTER & GALLEGOS, P.C.